UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2005 (May 8, 2005)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in its charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 8, 2005, Bruce W. Smith was appointed acting Chief Financial Officer of Theragenics Corporation (the “Company”). The Board of Directors received the resignation of James MacLennan, the prior Chief Financial Officer, on May 8, 2005.

Mr. Smith joined the Company in 1987 and served as the Company’s Chief Financial Officer, Secretary and Treasurer from 1989 to August 2002. Mr. Smith has been the Executive Vice-President for Strategy and Business Development since August 2002, and will continue to hold that position while serving as acting Chief Financial Officer. Mr. Smith has served as an Executive Vice-President of the Company since 1998 and is 52 years of age. There was no arrangement or understanding between Mr. Smith and any other persons pursuant to which Mr. Smith was appointed acting Chief Financial Officer and there are no related party transactions between Mr. Smith and the Company.

Mr. Smith has an employment agreement with the Company described under the heading “Executive Employment Agreements” in the proxy statement for the annual meeting of the Company’s stockholders to be held on May 10, 2005 filed with the Securities and Exchange Commission under Regulation 14A, and such description is hereby incorporated by reference. Mr. Smith’s existing employment agreement with the Company has not been changed.

ITEM 8.01    Other Events.

On May 8, 2005, the Company issued a press release announcing the resignation of James MacLennan as the Company’s Chief Financial Officer and Tracy Caswell as the Company’s General Counsel and Secretary. A copy of this press release is attached to this Form 8-K as Exhibit 99.1. The Company has agreed to provide Mr. MacLennan and Ms. Caswell severance payments and benefits substantially similar to amounts payable under their respective employments in connection with a termination without cause. The documentation for these arrangements is in the process of completion, and will be described in further detail within the time period provided under Form 8-K.

ITEM 9.01     Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Document
99.1	Press Release of Theragenics Corporation issued on May 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION® (Registrant)

Dated: May 9, 2005	By:	/s/ M. Christine Jacobs
M. Christine Jacobs Chief Executive Officer